UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2024

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40761	30-0983531
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, Suite 600

Redwood City, California 94065

(Address of Principal Executive Offices)

(650) 832-1626

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BTCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 15, 2024, Biotricity Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, stockholders (i) elected Waqaas Al-Siddiq, David A. Rosa, Ronald McClurg, and Jainal Bhuiyan to serve as directors of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) approved the ratification of the appointment of SRCO Professional Corporation as the Company’s independent registered public accounting firm for the year ending March 31, 2025, and (iii) rejected a proposal to approve the issuance of up to $6,600,000 of the Company’s common stock upon the conversion of Series B Convertible Preferred Stock issued in a private placement. The vote on these proposals was as follows:

1. Election of directors

Director Nominee	Votes For	Votes Against	Votes Abstained
Waqaas Al-Siddiq	12,250,194	49,267	6,111
David A. Rosa	12,151,247	148,214	6,111
Ronald McClurg	12,225,990	72,858	6,724
Jainal Bhuiyan	12,243,508	55,341	6,723

2. Ratification of appointment of independent auditors

Votes For	Votes Against	Votes Abstained
12,239,546	57,393	8,633

3. Issuance of up to $6,600,000 of the Company’s common stock upon the conversion of Series B Convertible Preferred Stock issued in a private placement

Votes For	Votes Against	Votes Abstained
1,386,617	10,912,098	6,857

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2024

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer